Momentous Entertainment Group, Inc.
P.O. Box 861
Sugar Land, Texas 77487-0861
+1 800-314-8912 (office)
+1 713-490-3181 (fax)

December 30, 2016

VZ Network Holdings, Inc.
Attn: Michael Pope
141 Millport Ave
New Canaan, CT 06840

Re: Share Exchange Agreement dated for January 2, 2017 between Momentous Entertainment Group, Inc. and VZ Network Holdings, Inc.

Dear Mr. Pope

Momentous Entertainment Group, Inc. (MEG) hereby requests that the execution and effective date of the Share Exchange Agreement be extended from January 2, 2017 to February 28, 2017.

This modification is requested for the following reason(s):

The purpose of the extension is to allow additional due diligence time to determine if the legal difficulties of Poolworks Ltd can be remedied or removed to allow the existing Share Exchange Agreement to be consummated between the two parties.

Sincerely,

Kurt E. Neubauer

EXECUTED this 30 day of December, 2016.

MOMENTOUS ENTERTAINMENT GROUP, INC.

BY: ______________________________
Name: Kurt E. Neubauer
Title: CEO

VZ NETWORK HOLDINGS, INC.

BY: ______________________________
Name: Michael Pope
Title: President

AEL IRREVOCABLE TRUST

BY: ______________________________
Name: Edwin Hur
Title: Trustee

SUGAR HOUSE TRUST

BY: ______________________________
Name: Jason Lane
Title: Trustee

EXECUTED this 30 day of December, 2016.

MOMENTOUS ENTERTAINMENT GROUP, INC.

BY: ______________________________
Name: Kurt E. Neubauer
Title: CEO

VZ NETWORK HOLDINGS, INC.

BY: Michael Pope
Name: Michael Pope
Title: President

AEL IRREVOCABLE TRUST

BY: ______________________________
Name: Edwin Hur
Title: Trustee

SUGAR HOUSE TRUST

BY: ______________________________
Name: Jason Lane
Title: Trustee